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                                                                    EXHIBIT 1


       CONTRIBUTION AGREEMENT PURSUANT TO LIVEWIRE CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT is made as of June 9, 2000, by and between Liberty Media Corporation, a Delaware corporation ("Liberty Media") and Liberty Livewire Corporation ("Livewire").


                               W I T N E S S E T H

     WHEREAS, Liberty Media and Livewire (formerly known as The Todd-AO Corporation) are party to an Agreement, dated as of February 11, 2000 (the "Livewire Contribution Agreement"), pursuant to which, among other things, Liberty Media agreed to contribute all of its shares of common stock in Four Media Company ("Four Media") in exchange for shares of Livewire's Class B Common Stock ("Livewire Class B Common Stock");

     WHEREAS, on April 11, 2000, Liberty Media acquired 100% of the common stock of Four Media (the "Four Media Common Stock");

     WHEREAS, on the date hereof, all of the conditions to the 4MC Contribution (as defined in the Livewire Contribution Agreement) have been met;

     WHEREAS, the 4MC Warrant Value (as defined in the Livewire Contribution Agreement) is $7,520,432.59 and the TODDA Average Closing Price (as defined in the Livewire Contribution Agreement is $24.5390625;

     WHEREAS, 306,468 (the "Quotient") is equal to the quotient of the 4MC Warrant Value divided by the TODDA Average Closing Price;

     WHEREAS, the sum of the Quotient and 16,308,484 is 16,614,952 (the "Livewire Class B Number");

     WHEREAS, Liberty Media and Livewire desire to fulfill their obligations under the Livewire Contribution Agreement by Liberty Media exchanging its Four Media Common Stock for a number of shares of Livewire Class B Common Stock that are validly issued, fully paid and non-assessable equal to the Livewire Class B Number;

     WHEREAS, this instrument is executed and delivered by Liberty Media and Livewire in order to convey and deliver (i) to Livewire all of Liberty Media's right, title and interest in Four Media Common Stock and (ii) to Liberty Media a number of shares of Livewire Class B Common Stock equal to the Livewire Class B Number.

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     NOW, THEREFORE, in consideration of the premises and for value received, the parties hereto agree as follows:

     1. Liberty Media does hereby contribute and transfer (the "Liberty Media Contribution") all of its right, title and interest in the Four Media Common Stock to Livewire, its successors and assigns, as an equity contribution to Livewire, and Livewire hereby accepts the Liberty Media Contribution. Liberty Media will execute and deliver such other instruments and documents, including appropriate stock powers and other conveyances, that may be necessary or advisable to evidence the transfer of the Four Media Common Stock to Livewire in accordance with the terms hereof.

     2. Livewire does hereby issue (the "Livewire Issuance") a number of shares of its Livewire Class B Common Stock that are validly issued, fully paid and non-assessable equal to the Livewire Class B Number to Liberty Media, its successors and assigns, and Liberty Media hereby accepts the Livewire Issuance. Livewire will execute and deliver such other instruments and documents, including appropriate stock powers and other conveyances, that may be necessary or advisable to evidence the Livewire Issuance to Liberty Media in accordance with the terms hereof.

     3. This Contribution Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules.

     4. This Contribution Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.


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     IN WITNESS WHEREOF, each of the undersigned has caused this Contribution
Agreement to be executed by an authorized officer or an authorized person on its behalf as of the date first above written.

                            LIBERTY MEDIA CORPORATION



                            By:
                                -----------------------------------
                                Name:
                                Title:


                            LIBERTY LIVEWIRE CORPORATION



                            By:
                                -----------------------------------
                                Name:
                                Title: